Exhibit 99.1

Urban Edge Properties		For additional information:
12 East 49th Street		Mark Langer, EVP and
New York, NY 10017		Chief Financial Officer
212-956-0082

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2025 Results

NEW YORK, NY, April 30, 2025 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2025.
"Urban Edge delivered a great first quarter with FFO as Adjusted increasing by 6.0% and same-property NOI increasing by 3.8% over the first quarter of last year,” said Jeff Olson, Chairman and CEO. “Rent growth is accelerating throughout our markets as occupancy rates are nearing all-time highs and new development is limited. Our capital recycling efforts are advancing with $66 million of assets sold or under contract at a weighted average capitalization rate of 5%. Our team is focused on continuing to execute on our strategic plan, capitalizing on the robust demand in our markets through our leasing, redevelopment, and investment strategies.”

Financial Results(1)(2)

(in thousands, except per share amounts)	1Q25	1Q24
Net income attributable to common shareholders	$8,198	$2,603
Net income per diluted share	0.07	0.02
Funds from Operations ("FFO")	45,458	39,050
FFO per diluted share	0.35	0.32
FFO as Adjusted	45,921	40,818
FFO as Adjusted per diluted share	0.35	0.33
Increases in net income, FFO and FFO as Adjusted for the three months ended March 31, 2025 were primarily driven by rent commencements on new leases from our signed but not open pipeline, higher net recovery revenue and growth from acquisitions completed in 2024.

Same-Property Operating Results Compared to the Prior Year Period(3)

1Q25
Same-property Net Operating Income ("NOI") growth	3.6%
Same-property NOI growth, including properties in redevelopment	3.8%
Increases in same-property NOI metrics for the three months ended March 31, 2025 were primarily driven by rent commencements on new leases from our signed but not open pipeline and higher net recovery revenue.

Operating Results(1)
•Reported consolidated portfolio leased occupancy of 96.4%, an increase of 30 basis points compared to March 31, 2024, and a decrease of 40 basis points compared to December 31, 2024. The decrease in occupancy is primarily driven by the recapture of anchor spaces related to tenants in bankruptcy.
•Reported same-property portfolio leased occupancy of 96.6%, a decrease of 10 basis points compared to March 31, 2024 and 50 basis points compared to December 31, 2024.
•Shop leased occupancy increased to 92.4%, up 400 basis points compared to March 31, 2024, and 150 basis points compared to December 31, 2024.
•Executed 42 new leases, renewals and options totaling 434,000 sf during the quarter. New leases totaled 118,000 sf, of which 36,000 sf was on a same-space basis and generated an average cash spread of 34.3%. New leases, renewals and options totaled 351,000 sf on a same-space basis and generated an average cash spread of 10.2%.

•As of March 31, 2025, the Company signed leases that have not yet rent commenced that are expected to generate an additional $25.1 million of future annual gross rent, representing approximately 9% of current annualized NOI. Approximately $4.4 million of this amount is expected to be recognized in the remainder of 2025.

Acquisition and Disposition Activity
On April 25, 2025, the Company completed the sale of a portion of its Bergen Town Center East property, located in Paramus, NJ, for a price of $25 million. The transaction was structured as part of a Section 1031 exchange with the acquisition of The Village at Waugh Chapel, allowing for the deferral of capital gains resulting from the sale for tax purposes. In addition, the Company has two assets under contract for a combined sales price of $41.2 million. The weighted average capitalization rate on assets sold and under contract is approximately 5%.

Leasing, Development and Redevelopment
During the quarter, the Company executed 118,000 sf of new leases including leases with Trader Joe's, Burlington, Sephora, Cava and Sweetgreen.
The Company activated two redevelopment projects totaling $13.7 million and stabilized five redevelopment projects with the rent commencements of Ross Dress for Less at Amherst Commons, World Market and Ani Ramen at Bergen Town Center, Urology Hub at The Outlets at Montehiedra, and Atlantic Health at Manalapan Commons. The five projects had estimated aggregate costs of $21.7 million.
The Company now has $156.4 million of active redevelopment projects underway, with estimated remaining costs to complete of $84.8 million. The active redevelopment projects are expected to generate an approximate 14% yield.

Balance Sheet and Liquidity(1)(4)
Balance sheet highlights as of March 31, 2025 include:
•Total liquidity of approximately $791 million, consisting of $98 million of cash on hand and $693 million available under the Company's $800 million revolving credit agreement, including undrawn letters of credit.
•Mortgages payable of $1.58 billion, with a weighted average term to maturity of 4.5 years, all of which is fixed rate or hedged.
•The Company has limited debt maturities coming due through December 31, 2026 including $23.6 million in December 2025 and $115.4 million in December 2026, aggregating $139 million, which represents approximately 8% of outstanding debt.
•$75 million drawn on our $800 million revolving credit agreement that matures on February 9, 2027, with two six-month extension options. Subsequent to the quarter, the Company repaid $25 million of this balance.
•Total market capitalization of approximately $4.17 billion, comprised of 132.4 million fully-diluted common shares valued at $2.52 billion and $1.66 billion of debt.
•Net debt to total market capitalization of 37%.

2025 Outlook
The Company has updated its 2025 full-year guidance range for net income estimating $0.40 to $0.45 per diluted share including expected gains on dispositions, and is reiterating its previous guidance ranges for FFO of $1.36 to $1.41 per diluted share and FFO as Adjusted of $1.37 to $1.42 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, as well as the assumptions used in our guidance can be found on page 3 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on April 30, 2025 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13751995. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting April 30, 2025 at 11:30am ET through May 14, 2025 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13751995.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail. Reported consolidated occupancy excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 91.1% at March 31, 2025.
(2) Refer to page 10 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2025.
(3) Refer to page 11 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended March 31, 2025.
(4) Net debt as of March 31, 2025 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $98 million.

2025 Earnings Guidance
The Company has updated its 2025 full-year guidance range for net income estimating $0.40 to $0.45 per diluted share including expected gains on dispositions, and is reiterating its previous guidance ranges for FFO of $1.36 to $1.41 per diluted share and FFO as Adjusted of $1.37 to $1.42 per diluted share. Below is a summary of the Company's 2025 outlook, assumptions used in its forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.32 - $0.37	$0.40 - $0.45
Net income attributable to common shareholders per diluted share	$0.31 - $0.35	$0.39 - $0.44
FFO per diluted share	$1.36 - $1.41	$1.36 - $1.41
FFO as Adjusted per diluted share	$1.37 - $1.42	$1.37 - $1.42
The Company's 2025 full-year FFO outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 3.0% to 4.0%.
•Dispositions of $66 million, reflecting activity under contract and completed year-to-date. Proceeds expected to be redeployed into Section 1031 acquisition transactions.
•Recurring G&A expenses ranging from $35 million to $36.5 million.
•Interest and debt expense ranging from $78.5 million to $80.5 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, or any one-time items outside of the ordinary course of business.

	Guidance 2025E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$52,500	$59,000	$0.40	$0.45
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(2,800)	(3,200)	(0.02)	(0.02)
Consolidated subsidiaries	1,100	1,100	0.01	0.01
Net income attributable to common shareholders	50,800	56,900	0.39	0.44
Adjustments:
Rental property depreciation and amortization	136,900	136,900	1.05	1.05
Gain on sale of real estate	(13,000)	(13,000)	(0.10)	(0.10)
Limited partnership interests in operating partnership	2,800	3,200	0.02	0.02
FFO Applicable to diluted common shareholders	177,500	184,000	1.36	1.41
Adjustments to FFO:
Transaction, severance, litigation and other expenses	1,400	1,400	0.01	0.01
Non-cash adjustments	(100)	(100)	—	—
Gain on extinguishment of debt	(500)	(500)	—	—
FFO as Adjusted applicable to diluted common shareholders	$178,300	$184,800	$1.37	$1.42
(1) Amounts may not foot due to rounding.

The following table is a reconciliation bridging our 2024 FFO per diluted share to the Company's estimated 2025 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2024 FFO applicable to diluted common shareholders	$1.48	$1.48
2024 Items impacting FFO comparability(2)	(0.14)	(0.14)
2025 Items impacting FFO comparability(2)	(0.01)	(0.01)
Same-property NOI growth, including redevelopment	0.06	0.07
Acquisitions net of dispositions NOI growth	0.01	0.01
Interest and debt expense	(0.01)	—
Recurring general and administrative	(0.01)	0.01
Straight-line rent and non-cash items	(0.01)	—
Lease termination and other income	(0.01)	(0.01)
2025 FFO applicable to diluted common shareholders	$1.36	$1.41
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2024 and expected adjustments for fiscal year 2025 which impact comparability. See "Reconciliation of net income to FFO and FFO as Adjusted" on page 10 for actual adjustments year-to-date and our fourth quarter 2024 Supplemental Disclosure Package for 2024 adjustments.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2025 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 7 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other real estate investment trusts ("REITs") or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level and through the Company's captive insurance program, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 65 properties for the three months ended March 31, 2025 and 2024. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared, and results of our captive insurance program. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties and results of our captive insurance program during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2025, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics used by the Company are useful to investors in facilitating an understanding of the operational performance for our properties.
Recovery ratios represent the percentage of operating expenses recuperated through tenant reimbursements. This metric is presented on a same-property and same-property including redevelopment basis and is calculated by dividing tenant expense reimbursements (adjusted to exclude any ancillary income) by the sum of real estate taxes and property operating expenses.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 65 properties for the three months ended March 31, 2025 and 2024. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 74 properties totaling 17.3 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, and international trade disputes, which may lead to rising inflation, adverse impacts to supply chain, and disruption of, or lack of access to, the capital markets as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (collectively, our Corporate Responsibility or “CR”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting CR metrics and meeting CR goals and targets, and the impact of governmental regulation on our CR efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
ASSETS
Real estate, at cost:
Land	$658,707	$660,198
Buildings and improvements	2,790,212	2,791,728
Construction in progress	288,768	289,057
Furniture, fixtures and equipment	11,715	11,296
Total	3,749,402	3,752,279
Accumulated depreciation and amortization	(891,200)	(886,886)
Real estate, net	2,858,202	2,865,393
Operating lease right-of-use assets	63,797	65,491
Cash and cash equivalents	48,049	41,373
Restricted cash	50,043	49,267
Tenant and other receivables	26,934	20,672
Receivable arising from the straight-lining of rents	61,942	61,164
Identified intangible assets, net of accumulated amortization of $64,425 and $65,027, respectively	101,455	109,827
Deferred leasing costs, net of accumulated amortization of $20,008 and $22,488, respectively	28,607	27,799
Prepaid expenses and other assets	72,981	70,554
Total assets	$3,312,010	$3,311,540

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,567,248	$1,569,753
Unsecured credit facility	75,000	50,000
Operating lease liabilities	60,980	62,585
Accounts payable, accrued expenses and other liabilities	81,772	89,982
Identified intangible liabilities, net of accumulated amortization of $53,016 and $50,275, respectively	174,418	177,496
Total liabilities	1,959,418	1,949,816
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 125,749,490 and 125,450,684 shares issued and outstanding, respectively	1,256	1,253
Additional paid-in capital	1,154,780	1,149,981
Accumulated other comprehensive (loss) income	(2)	177
Accumulated earnings	110,970	126,670
Noncontrolling interests:
Operating partnership	67,262	65,069
Consolidated subsidiaries	18,326	18,574
Total equity	1,352,592	1,361,724
Total liabilities and equity	$3,312,010	$3,311,540

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
REVENUE
Rental revenue	$118,092	$109,547
Other income	73	79
Total revenue	118,165	109,626
EXPENSES
Depreciation and amortization	37,195	38,574
Real estate taxes	16,358	17,003
Property operating	22,732	20,506
General and administrative	9,531	9,046
Lease expense	3,371	3,128
Other expense	1,327	—
Total expenses	90,514	88,257
Gain on sale of real estate	—	1,902
Interest income	607	688
Interest and debt expense	(19,755)	(20,577)
Gain (loss) on extinguishment of debt	498	(272)
Income before income taxes	9,001	3,110
Income tax expense	(619)	(665)
Net income	8,382	2,445
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(432)	(118)
Consolidated subsidiaries	248	276
Net income attributable to common shareholders	$8,198	$2,603

Earnings per common share - Basic:	$0.07	$0.02
Earnings per common share - Diluted:	$0.07	$0.02
Weighted average shares outstanding - Basic	125,513	118,072
Weighted average shares outstanding - Diluted	125,603	122,814

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2025	2024
Net income	$8,382	$2,445
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	248	276
Operating partnership	(432)	(118)
Net income attributable to common shareholders	8,198	2,603
Adjustments:
Rental property depreciation and amortization	36,828	38,231
Limited partnership interests in operating partnership	432	118
Gain on sale of real estate	—	(1,902)
FFO Applicable to diluted common shareholders	45,458	39,050
FFO per diluted common share(1)	0.35	0.32
Adjustments to FFO:
Transaction, severance and litigation expenses	1,024	109
Non-cash adjustments(2)	(63)	576
(Gain) loss on extinguishment of debt	(498)	272
Tenant bankruptcy settlement income	—	(10)
Impact of property in foreclosure	—	821
FFO as Adjusted applicable to diluted common shareholders	$45,921	$40,818
FFO as Adjusted per diluted common share(1)	$0.35	$0.33

Weighted Average diluted common shares(1)	130,328	122,814
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2025 and 2024, respectively, are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three months ended March 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$8,382	$2,445
Depreciation and amortization	37,195	38,574
Interest and debt expense	19,755	20,577
General and administrative expense	9,531	9,046
(Gain) loss on extinguishment of debt	(498)	272
Other expense	467	225
Income tax expense	619	665
Gain on sale of real estate	—	(1,902)
Interest income	(607)	(688)
Non-cash revenue and expenses	(3,272)	(2,522)
NOI	71,572	66,692
Adjustments:
Tenant bankruptcy settlement income and lease termination income	(61)	(47)
Sunrise Mall net operating loss	295	522
Non-same property NOI and other(1)	(11,793)	(9,255)
Same-property NOI	$60,013	$57,912
NOI related to properties being redeveloped	6,149	5,813
Same-property NOI including properties in redevelopment	$66,162	$63,725
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared, and results of the Company's captive insurance program.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three months ended March 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$8,382	$2,445
Depreciation and amortization	37,195	38,574
Interest and debt expense	19,755	20,577
Income tax expense	619	665
Gain on sale of real estate	—	(1,902)
EBITDAre	65,951	60,359
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	1,024	109
Non-cash adjustments(1)	(63)	698
(Gain) loss on extinguishment of debt	(498)	272
Tenant bankruptcy settlement income	—	(10)
Impact of property in foreclosure	—	(625)
Adjusted EBITDAre	$66,414	$60,803
(1) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.